Guarantee Contract

Contract No.: P2012M11SCSDQ0001-0013

Guarantor: Xu Kecheng (hereinafter referred to as “Party A”)

PRC Resident Identity Card No.:

Xu Kecheng

Domicile:

Creditor: CITIC Trust Co., Ltd. (hereinafter referred to as “Party B”)

Address: 13/F, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing

Legal Representative: Pu Jian

Warrantee: Chisen Electric Jiangsu Co., Ltd. (hereinafter referred to as the “Debtor”)

Domicile: Jinyuan Road, Xuyi Economic Development Zone, Jiangsu

Legal Representative: Xu Kecheng

Warrantee: Zhejiang Chisen Electric Co., Ltd. (hereinafter referred to as the “Co-Debtor”)

Domicile: No. 1188, Taihu Avenue, Changxing Economic Development Zone

Legal Representative: Xu Kecheng

To ensure the performance of the No.[P2012M11SCSDQ0001-0003] RMB Capital Loan Contract signed by and between Party B and the Debtor, the No. [P2012M11SCSDQ0001-0012] Joint Repayment Contract signed by and between Party B, the Debtor and the Co-Debtor (the RMB Capital Loan Contract and the Joint Repayment Contract are jointly referred to as the “Main Contract”), Party A is willing to provide joint and several liability guarantee for all the obligations of the Debtor and the Co-Debtor under the Main Contract and Party B is willing to accept the joint and several liability guarantee provided by Party A. Therefore, the terms and conditions of this Contract are hereby made and entered into by and between Party A and Party B in accordance with the Contract Law of the People's Republic of China, the Guarantee Law of the People's Republic of China and other relevant laws and regulations, and on the principle of equality and mutual consultations.

Article 1 The Kind and Amount of the Principal Claim Guaranteed

1.1 The Principal Claim referred to herein means the trust loan of an amount no more than RMB 200,000,000.00 (in words: RMB Two Hundred Million only) at an interest rate of 8% per annum and loan period of three years, as granted by Party B to the Debtor under provisions of the Main Contract. The Debtor and the Co-Debtor shall jointly and severally repay the principal and the interest to Party B under such trust loan.

1.2 Details about the Principal Claim are given in the Main Contract.

Article 2 Mode of Guarantee

The guarantee hereunder shall be a joint and several guarantee for obligations under the Main Contract, which shall be provided by Party A using all personal properties of Party A.

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The “all personal properties of Party A” referred to in the preceding paragraph shall mean the properties jointly possessed by Party A and his wife and the properties solely possessed by Party A.

If the Debtor and the Co-Debtor fail to repay the interest, default interest, principal, liquidated damages and / or the relevant expenses pursuant to provisions of the Main Contract, Party B shall have the right to directly recourse against Party A and Party A hereby undertakes that Party A shall, within 10 working days after receipt of a written notice from Party B, repay such payments by remitting the corresponding amount to the bank account designated by Party B.

Article 3 Scope of Guarantee

3.1 The guarantee hereunder shall cover all liabilities under the Main Contract, including, but not limited to all loan principal, interests (including compound interest and penalty interest), liquidated damages, compensation, other payments payable by the Debtor and the Co-Debtor to the Creditor (including, but not limited to the relevant handling charges, telecommunications fees, miscellaneous fees, etc.), expenses incurred by the Creditor for realizing the claim and the guarantee rights (including, but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notary fees, delivery fees, advertising fees, legal fees, etc.).

3.2 If the Debtor and the Co-Debtor fail to fulfill their repayment obligations under the Main Contract, whether Party B has any other guarantees for the claim under the Main Contract (including, but not limited to, guarantee, mortgage, pledge, bond, etc.), Party B shall have the right to request Party A to undertake the guarantee within Party A’s scope of guarantee.

Article 4 Period of Guarantee

The guarantee period hereunder shall be two years commencing from the date of expiry of the liability performance period under the Main Contract. If the liability performance period under the Main Contract early expires according to laws or provisions of the Main Contract, the guarantee period shall be two years commencing from the date of early expiry of the liability performance period under the Main Contract. If, pursuant to provisions of the Main Contract, Party B declares that the liability shall expire on an early date, then the guarantee period shall be two years commencing from such early date. If the liability under the Main Contract shall be performed in installments, the guarantee period in respect of each installment shall be two years commencing from the date of expiry of the liability performance period of the final installment.

Article 5 Independence of the Guarantee Contract

This Contract is independent of the Main Contract. Any ineffectiveness, partial ineffectiveness, revocation or termination of the Main Contract shall not affect the effectiveness of this Contract. If the Main Contract is deemed invalid, ineffective, partially ineffective, revoked or terminated, then Party A shall be jointly and severally liable for the debts of the Debtor and the Co-Debtor incurred for repayment of properties and compensation for losses.

If any clause or any part of any clause is ineffective or becomes ineffective on a latter date, the ineffectiveness shall not affect the effectiveness of this Contract or any other clause or any other part of such clause.

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Article 6 Amendment to the Main Contract

6.1 If any clause of the Main Contract is amended by and between Party B, the Debtor and the Co-Debtor (including, but not limited to amendment to the currency for the repayment, mode of repayment, loan account, repayment account, loan proceeds use plan, repayment plan, value date, interest settlement date, change to the commencing and / or ending date of the liability performance period while the liability performance period is not changed, etc.), Party A agrees to be jointly and severally liable for the debts under the Main Contract so amended without the need to obtain the consent of Party A.

6.2 The guarantee liability of Party A shall not be released under any of the following circumstances:

(1) Where Party B, the Debtor and / or the Co-Debtor undergo any change of organization or name, shareholder equity transfer, merger, division, capital increase and / or capital reduction;

(2) Where Party B entrusts any third party to perform Party B’s obligations under the Main Contract.

6.3 If the transfer of the claim or debt under the Main Contract fails to be effective or is invalid, revoked or terminated, Party A shall still be jointly and severally liable for the guarantee under this Contract.

6.4 If all claims under the Main Contract is transferred by Party B to a third Party, Party B shall promptly notify Party A of the transfer after execution of the transfer contract.

Article 7 Guarantee Liabilities

7.1 If the debts under the Main Contract expire or they expire on a early date as declared by Party B pursuant to provisions of the Main Contract or the applicable laws, but the Debtor and Co-Debtor fail to fulfill them in full or the Debtor and the Co-Debtor breach any other obligations of the Main Contract, Party A shall assume the guarantee liabilities within the scope of guarantee.

7.2 Whether Party B has any other guarantees for the claim under the Main Contract (including, but not limited to, guarantee, mortgage, pledge, bond, etc.), irrespective of the date of commencement of such a guarantee, whether it is still effective, whether Party B makes any claim against any other guarantor, whether there is any third party who agrees to assume any or all the debts under the Main Contract, and whether any other guarantee is provided by the Debtor and the Co-Debtor, the guarantee liabilities of Party A under this Contract shall not be mitigated and Party B shall still have the right to directly request Party A to assume the guarantee liabilities within the scope of guarantee specified herein.

7.3 Party A agrees that even if some of the debts disappear due to repayment by the Debtor and Co-Debtor, realization by Party B of other guarantee rights or any other reasons, Party A shall still assume the guarantee liabilities which are not distinct within the scope of guarantee specified herein.

7.4 Party A agrees that, if the debts under the Main Contract are still not fully cleared after assumption by Party A of the guarantee liabilities, in exercising the right of subrogation or recourse claimed (including pre-exercise) by Party A against the Debtor, Co-Debtor and / or any other guarantors, the rights and interests of Party B shall not be affected thereby and that the repayment of the debts under the Main Contract shall have the priority over the realization of the right of subrogation or recourse exercised by Party A.

Specifically, before the claims of Party B are fully repaid:

(1) Party A agrees not to exercise the right of subrogation or recourse against the Debtor, Co-Debtor or any other guarantors and if, for any reason, such rights are realized by Party A, Party A shall, first of all, use the proceeds to settle the claims of Party B;

(2) If the debt under the Main Contract is under any guarantee of real right, Party A hereby agrees not to use the right of subrogation or any other cause to claim for such guarantee or the proceeds from disposal of such guarantee. Such guarantee and the proceeds therefrom shall first of all be used to settle the claims of Party B;

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(3) If any counter-guarantee is provided by the Debtor, Co-Debtor or any other guarantor, the proceeds obtained by Party A from such counter-guarantee shall first of all be used to settle the claims of Party B.

7.5 If the Main Contract is not established, does not take effect or is invalid, partially invalid or revoked, and Party A is not concurrently the Debtor and Co-Debtor, then Party A shall, within the scope of guarantee specified herein, be jointly and severally liable for the return of properties or compensation which shall be made by the Debtor and Co-Debtor.

7.6 Party A has been fully aware of the interest rate risk. If the interest rate, interest accrual and / or settlement mode are adjusted by Party B pursuant to provisions of the Main Contract, whereby the amount payable by the Debtor and Co-Debtor in the interest, penalty interest and / or compound interest are increased, Party A shall still be jointly and severally liable for such amount so increased.

Article 8 Other Obligations of Party A

8.1 Party A shall accept the supervision by Party B on the assets of Party A and shall, on request of Party B, provide an inventory of properties as well as other relevant information, documents and materials and shall ensure that they are accurate, true, complete and effective.

8.2 The following matters on the part of Party A shall be promptly reported to Party B in writing: change of nationality, change of address, change of marital status, any major disease, under any administrative or criminal penalty, involving in any significant civil dispute, financial deterioration, or loss or impairment or threatened loss or impairment of guarantee capacity. In such case, Party A shall, under instructions of Party B, implement the assumption, transfer or inheritance of the guarantee liabilities of Party A under this Contract, or for the performance of the Main Contract, provide a new guarantee satisfactory to Party B.

8.3 The following matters on the part of the properties of or the business under the control of Party A shall be promptly reported to Party B in writing: contracting, trusteeship (takeover), leasing, joint-stock reform, reducing the registered capital, investment, joint operation, merger, consolidation, acquisition, restructuring, division, joint venture, applied for suspending business for rectification, applying for dissolution, revoked, applied for bankruptcy, change of controlling shareholder / actual controller, transfer of significant assets, ceasing operation, out of business, imposed of heavy fines by competent authorities, cancellation of registration, business license revoked, involving significant legal disputes, serious difficulties in production and operation or financial condition deterioration, legal representative or main person in charge not function properly or loss or possible loss of guarantee capacity for any reason. In such case, Party A shall, under instructions of Party B, implement the assumption, transfer or inheritance of the guarantee liabilities of Party A under this Contract, or for the performance of the Main Contract, provide a new guarantee satisfactory to Party B.

8.4 Party A shall provide Party B true and effective legal documents proving the legal status of Party A and any change to the business under of the control of Party A such as the name, legal representative (person in charge), address, business scope, registered capital, company (enterprise) articles of association and / or any other items registered in the administration for industry and commerce shall be promptly reported to Party B and the relevant documents after the change shall be attached thereto.

8.5 If, within the effective period of this Contract, Party A provides any guarantee of any form to any third party, the interest of Party B shall not be impaired thereby.

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Article 9 Representations and Warranties of Party A

Party A hereby makes the following representations and warranties to Party B:

9.1 Party A has the full capacity for civil rights and civil capacity and has the legal eligibility to act as a guarantor.

9.2 Party A confirms that Party A has a full understanding on assets, debts, operations, credits, reputation and other conditions of the Debtor and Co-Debtor as well as on whether they has the capacity or authority to sign the Main Contract and on all contents of the Main Contract.

9.3 The execution by Party A of this Contract and the performance by Party A of its obligations hereunder comply with the provisions of laws and administrative regulations. If Party A has not right to sign this Contract, any and all responsibilities incurred shall be borne by Party A, including, but not limited to full compensation for the resulting loss of Party B.

9.4 Any and all documents, materials, statements and documents provided by Party A hereunder to Party B are accurate, true, complete and effective.

9.5 Except for those already disclosed to Party B in writing, Party A does not withhold anything as a result of which Party A’s guarantee capacity may be impaired or lose, including anything already incurred or may happen.

9.6 Whether any counter-guarantee agreement or the like is or may be signed by and between Party A and the Debtor and Co-Debtor or by and between Party A and any other guarantor, no right or interest of Party B shall be affected under the Contract whether in law or in fact.

9.7 Party A agrees that Party B may refer to the credit database established under approval by the People’s Bank of China and credit information administration and to the relevant departments about the credit status of Party A. Party A further agrees that Party B may provide the information of Party A to the credit database established under approval by the People’s Bank of China and credit information administration. Party A also agrees that Party B may reasonably use and disclose Party A’s information for due purposes.

9.8 If Party A breaches this Contract, Party B shall have the right to report it to the relevant department or unit and may make a public announcement through the news media.

9.9 Party A fully understands and agrees to all the terms of the Main Contract, and is willing to provide guarantee for the Debtor and Co-Debtor under the Main Contract and all intents of Party A given in this Contract are true.

Article 10 Liabilities for Breach of Contract

10.1 If Party A breaches any provision hereof or any legal obligation, or expressly indicates or the act of Party A shows that Party A will not perform any of its obligations hereunder, or any representation or warranty given by Party A as set forth in Article 9 hereof is untrue, inaccurate, incomplete or intentionally misleading, Party B may send a written notice to Party A, requesting Party A to take the relevant remedial measures. If Party A fails to take the requested remedial measures within 5 working days after receipt thereof, Party B may exercise the following rights, whether individually or concurrently:

(1) Requesting Party A to remedy such breach within a certain time limit;

(2) Requesting Party A to provide a new guarantee;

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(3) Requesting Party A to compensate the resulting loss of Party B;

(4) If Party A is in material breach of the Contract, requesting Party A to pay an amount of liquidated damages 30% of the value of the claim when the breach occurs;

(5) Other remedies permitted by law.

If the amount of liquidated damages is insufficient to cover the actual economic losses of Party B, Party A shall make up the insufficiency.

10.2 If this Contract becomes invalid due to the fault of Party A, Party A shall, within the guarantee scope of Party A, totally compensate for the loss of Party B.

10.3 If, within the validity period of this Contract, any of the following circumstances occurs, Party B shall have the right to request Party A to undertake the guarantee responsibilities or to take the corresponding legal measures against Party A or the properties or property rights of Party A:

(1) Where the debt performance period expires under the Main Contract, or the debt performance period specified in the Main Contract early expires according to laws and regulations or provisions of the Main Contract or as otherwise agreed upon by and between the Parties, while the debts are not settled by Party B;

(2) Where Party A is under any circumstance prescribed in Clause 8.2, but Party A fails to implement the assumption, transfer or inheritance under this Contract according to instructions of Party B or fails to provide a new guarantee acceptable to Party B for the performance of the Main Contract.

Article 11 Governing Law and Settlement of Disputes

11.1 This Contract shall be governed by laws of the People’s Republic of China and relevant administrative regulations and departmental rules.

11.2 Any and all disputes arising from the performance hereof shall be settled by the Parties through amicable negotiations. If it fails to be so settled, either Party may submit the case to a people’s court of competent jurisdiction.

Article 12 Enforcement of Notarization

12.1 Once notarized, the Contract becomes an enforceable deed of claim. Party A covenants that, if Party A fails to perform any or all of its obligations hereunder, it is willing to accept the enforcement of certain judicial organ, without legal proceedings, and that Party B may, in accordance with Article 214 of the Civil Procedure Law, apply to the People’s Court having jurisdiction for enforcement; meanwhile, Party A waives the defense right.

12.2 It is confirmed that the Parties hereto have fully understood the meanings, contents, procedures and effectiveness of pertinent laws, regulations and regulatory documents concerning enforcement of notarization.

12.3 Where Party A fails to perform, or performs in an improper way, the notarized deed of claim which is enforceable, Party B shall send a written notice to Party A of correction of such default within 5 business days as of the date of the notice; otherwise, Party B may apply to the notary office for a certification of enforcement and Party A shall cooperate with the notary office within the period notified by Party B in completing the face-to-face verification procedures. Party A undertakes to cooperate in Party B’s application in all aspects, including, but not limited to, cooperation with the notary office within the period notified by Party B in completing the face-to-face verification procedures. If Party A fails to perform the aforesaid obligation after receiving a written notice from Party B, Party A hereby confirms that, in case of Party A’s absence, the notary office shall be deemed having completed the face-to-face verification procedures after it completes the verification work subject to its internal flow according to Party B’s application, and that Party A accepts all legal consequences arising therefrom.

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12.4 The stipulations of Article 12 hereof on enforcement of notarization shall prevail over Article 11 (Governing Law and Settlement of Disputes).

12.5 It is agreed to appoint Beijing Fangyuan Notary Office to go through the legal procedures for enforcement of notarization with respect to the Contract and to issue a notarial deed.

Article 13 Miscellaneous

13.1 Right Reserved

Party B’s rights under the Contract shall not prejudice or exclude any of its rights available in accordance with laws, regulations and other contracts. Party B’s toleration, extension or preference of any default or delay, or Party B’s late exercise of any of its rights hereunder, shall not be deemed as Party B’s waiver of its rights and interests hereunder or as permission or acceptance of any breach of the Contract, nor restrict, prevent or affect Party B’s further exercise of such right or exercise of any other right, nor create Party B’s obligation and liability to Party A.

Even if Party B fails to exercise or delays in the exercise of any right of Party B under the Main Contract or any remedy under the Main Contract is not used by Party B, the guarantee responsibility of Party A hereunder shall not be mitigated thereby. However, if the debts under the Main Contract are reduced by Party B, the guarantee responsibilities of Party A hereunder shall be reduced accordingly.

13.2 Continuity of obligations

Any and all obligations and joint liabilities of Party A hereunder are continuous and shall inure to the benefit of its successors, receivers and assigns as well as to the survival unit after merger, restructuring or change of name of Party A and shall not be affected by any dispute, claim or legal proceedings, or by any order from any superior or by any contract or document singed by and between the Debtor and Co-Debtor and any natural person or legal person, nor shall it be affected by bankruptcy, insolvency, loss of corporate qualification, change of articles of association or any other change in nature on the part of the Debtor and / or Co-Debtor.

13.3 Dissolution or bankruptcy of the Debtor and Co-Debtor

If Party A is aware of the fact that the Debtor and Co-Debtor are entering into dissolution or bankruptcy proceedings, Party A shall forthwith notify Party B about it.

In the dissolution or bankruptcy proceedings, if any settlement agreement or reconstruction plan is executed by and between Party B and the Debtor and Co-Debtor, rights of Party B hereunder shall not be affected thereby, nor shall the guarantee obligations of Party A be mitigated. Party A shall not challenge the claims of Party B by using conditions set forth in any such settlement agreement or reconstruction plan. For the portion of claims which are not settled though for which any compromise is made by Party A for the Debtor and Co-Debtor in the settlement agreement and / or reconstruction plan, Party B shall still have the right to request Party A to settle such claims.

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13.4 Costs

(1) Insurance and registration costs actually incurred in connection with the Contract and the guarantee hereunder shall be assumed by Party A, unless otherwise agreed.

(2) All costs incurred to Party B from realization of claims, including, but not limited to, legal costs, arbitration fees, property preservation fees, traveling expenses, enforcement fees, evaluation fees, notarization fees, service fees, announcement fees and attorney fees, as a result of breach by Party A of this Contract shall be borne by Party A.

13.5 Notice

(1) Unless otherwise stipulated herein, any and all notices between the Parties under the Contract may be sent in person or via fax, express mail service or e-mail.

If a notice is sent in person, a receipt signed or sealed by the addressee shall be obtained and the notice shall be deemed duly serviced on such date.

If a notice is sent via fax, it shall be deemed duly serviced on such date.

If a notice is sent via express mail service, it shall be deemed duly serviced on the third day after the date on which it is sent.

If a notice is sent via an e-mail, it shall be deemed duly serviced on the date on which the e-mail is received by the system designed by the addressee (in case where a special system for receiving the e-mail is designated by the addressee) or on the date on which the e-mail is received by any system of the addressee (in case where no special system for receiving the e-mail is designated by the addressee).

(2) Unless otherwise stipulated herein, any and all notices between the Parties under the Contract may be sent to the following addresses by fax, mail, express or other methods agreed:

To Party A:

Domicile: No. 1188, Taihu Avenue, Changxing Economic Development Zone

Post Code: 313100

Attn: Liu Chuanjie

Tel: 0572-6225888-8608

Fax: 0572-6267588

To Party B:

Domicile: Room 4602, Capital Mansion, No. 6, Xinyuan South Road, Chaoyang District, Beijing

Post Code: 100004

Attn: Hao He

Tel: 010-84868494

Fax: 010-84861355

(3) Any Party subject to any change in its correspondence address or contact information shall forthwith send a written notice to the other of such change; otherwise, the changing party shall be fully responsible for the losses arising from failure to make a notice in time.

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13.6 This Contract takes effect with signature or seal of the Parties’ respective legal representatives or authorized representative and the common seal of the Parties.

13.7 Any matter uncovered herein may be specified in a written agreement between the Parties; such agreement shall be deemed as an annex to the Contract. Annexes and modifications or supplementation to the Contract shall be an integral part of the Contract and have equal legal effect with the Contract.

13.8 This Contract shall be made in five copies with equal legal effect, one for each Party, and the remaining used for the completion of relevant procedures for enforcement and notarization.

13.9 Party A has read all the clauses of this Contract. Party B has at Party A’s request explained relevant clauses hereof. Party A has been fully aware of and has understood the meanings of the clauses hereof and relevant legal consequences.

(The Remainder of This Page is Intentionally Left Blank)

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(This page is intentionally left blank, solely for the signature of the No.P2012M11SCSDQ0001-0013 RMB Loan Contract.

Party A: Xu Kecheng (Signature) /s/ Xu Kecheng

Signed on: December 17, 2012

Party B: CITIC Trust Co., Ltd. (Official seal)

Legal Representative or Authorized Representative (Signature / seal)  /s/ Authorized Representative

Signed on: December 17, 2012

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